UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): 3/31/06

                               ALMOST FAMILY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     1-09848                    06-1153720
(State or other jurisdiction   (Commission File No.)          (IRS Employer
     of incorporation)                                      Identification No.)

         9510 Ormsby Station Road, Suite 300
            Louisville, Kentucky                                   40223
(Address of principal executive offices)                        (Zip Code)

                                 (502) 891-1000
              (Registrant's telephone number, including area code)


                                       N/A

         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIAL OFFICERS

         On March 31, 2006, Wayne T. Smith informed the Company that due to increased demands on his time, he would decline to be re-nominated for election to a position on the Company's Board of Directors. Mr. Smith is Chairman of the Board and CEO at Community Health Systems, Inc.

         Mr. Smith observed, "I have decided to conclude my service on Almost Family's Board when my current term expires at the 2006 annual stockholders meeting. The Company is in outstanding financial condition, and I am extremely confident in management's ability to pursue its current business plan."

         William B. Yarmuth, the Company's Chairman, President & CEO, noted "Wayne has been a tremendous contributor on the Company's Board of Directors providing skilled guidance as we have repositioned the Company for our future growth. We sincerely appreciate his years of service on our Board."

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 5, 2006
                                              ALMOST FAMILY, INC.

                                              By  /s/ C. Steven Guenthner
                                                  ---------------------------
                                                  C. Steven Guenthner
                                                  Senior Vice President and
                                                  Chief Financial Officer